UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported: December 5, 2017

 YSTRATEGIES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-1510891	27-4592289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6101 Penn Avenue, Suite 102
Pittsburgh, PA	15232
(Address of principal executive offices)	(Zip code)

Issuer's telephone number, including area code: (412) 450-0028
(Registrant's telephone number including area code)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Ystrategies Corp. (the "Company") has prepared an updated investor presentation concerning its wholly owned subsidiary business WindWISDEM, Corp., a California corporation, that it intends to post on its website, www.ystrategies.com, as well as to use in connection with meetings with investors and other interested parties and in connection with presentations and speeches to various audiences.

Assisting the Company is Riverside Management Group and BCW Securities to advise the Company for investment banking activities for WindWISDEM Corp.

In addition, The Equity Group, is advising and supporting Ystrategies Corp for investor relations activities.

A copy of the updated investor presentation is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Except for historical information contained in the updated investor presentation attached as an exhibit hereto, the investor presentation contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the investor presentation regarding these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

99.1	Updated Investor Presentation Materials dated December 5, 2017

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S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ James J. Kiles
James J. Kiles
President & Chief Executive Officer

Date: December 5, 2017

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